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                                                                    EXHIBIT 10.9

                        LOGICAL DESIGN SOLUTIONS, INC.
                  2000 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


1. Purposes of the Plan. The purposes of this Stock Plan for Non-Employee Directors are: to attract and retain the best available non-employees to serve as members of the Board, to provide additional incentive to such Directors, and to promote the success of the Company's business. Options granted under the Plan will be Nonqualified Stock Options.

2.  Definitions.  As used herein, the following definitions shall apply:

    2.1 "Administrator" means the Board, which shall administer the Plan in accordance with Section 4 of the Plan.

    2.2 "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

    2.3  "Board" means the Board of Directors of the Company.

    2.4  "Code" means the Internal Revenue Code of 1986, as amended.

    2.5  "Common Stock" means the Common Stock of the Company.

    2.6  "Company" means Logical Design Solutions, Inc., a Delaware corporation.

    2.7  "Director" means a member of the Board.

    2.8 "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

    2.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.10 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day
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         prior to the time of determination, as reported in The Wall Street
         Journal or such other source as the Administrator deems reliable;

         (b) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, based on such source as the Administrator deems reliable;

         (c) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    2.11 "Non-Employee Director" means a Director who constitutes an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3.

    2.12 "Nonqualified Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    2.13 "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

    2.14 "Option" means a stock option granted pursuant to the Plan.

    2.15 "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    2.16 "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

    2.17 "Optioned Stock" means the Common Stock subject to an Option.

    2.18 "Optionee" means the holder of an outstanding Option granted under the Plan.

    2.19 "Plan" means this 2000 Stock Plan for Non-Employee Directors.

    2.20 "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.


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    2.21  "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.


3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 500,000 Shares, plus any adjustments as provided for herein. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan.

    4.1  Procedure.  The Plan shall be administered by the Board.

    4.2 Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

         (a)  to determine the Fair Market Value;

         (b) to select the Non-Employee Directors to whom Options may be granted hereunder;

         (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

         (d)  to approve forms of agreement for use under the Plan;

         (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (f)  to institute an Option Exchange Program;

         (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

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         (h)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

         (i) to modify or amend each Option (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

         (j) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

         (k) to authorize any person to execute on behalf of the Company any Instrument required to effect the grant of an Option previously granted by the Administrator;

         (l) to make all other determinations deemed necessary or advisable for administering the Plan.

5. Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

6. Eligibility. Each Director who constitutes a Non-Employee Director shall be eligible to receive grants of Nonqualified Stock Options hereunder, subject to the limitations of Section 7.

7.  Limitations.

    7.1 Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's service as Director, nor shall they interfere in any way with any rights that the Optionee, the Board or the stockholders of the Company may have to terminate such relationship at any time.

    7.2  The following limitations shall apply to grants of Options hereunder:

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         (a)  Each Option shall become cumulatively exercisable upon the completion of such periods of service or the occurrence of such events as the Administrator shall determine in its sole discretion

         (b) The exercise price per share of Optioned Stock under the Option may be equal to, less than or greater than the Fair Market Value per Share on the date of grant.

8. Term of Plan. The Plan shall become effective upon its adoption by the Board. Unless terminated earlier under Section 15 of the Plan, it shall continue in effect until ten (10) years after the date of its adoption by the Board.

9. Term of Option. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.

10. Form of Option Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, at the time of grant. Such consideration may consist entirely of:

         (a)  cash;

         (b)  check;

         (c)  promissory note;

         (d) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

         (e) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

         (f) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

         (g)  any combination of the foregoing methods of payment; or

         (h) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.  Exercise of Options.

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    11.1 Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

         Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

         The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

         Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    11.2 Termination of Relationship as a Director. If an Optionee ceases to be a Director, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that he or she is entitled to exercise it on the date of termination of service as a Director (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

         In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination of service as a Director. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the

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         Plan. If, after termination, the Optionee does not exercise his or her
         Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11.3 Disability of Optionee. If an Optionee terminates service as a Director as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11.4 Death of Optionee. If an Optionee dies while a Director, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11.5 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

12. Non-Transferability of Options. Unless the Administrator determines otherwise, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

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13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
Sale.

    13.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    13.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

    13.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an

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         equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

    15.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    15.2 Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

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    15.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16. Conditions Upon Granting of Awards and Issuance of Shares.

    16.1 Shareholders Agreement. The Administrator, in its discretion, may determine that as a condition to the grant of an Option hereunder the person receiving such Option shall be required to enter into a Shareholders Agreement with the Company (in substantially the form attached to the applicable Notice of Grant) with respect to all Shares then held and thereafter acquired by such person, including, without limitation, Shares acquired upon previous exercises of stock options or stock purchase rights granted under this Plan or any predecessor plan.

    16.2 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    16.3 Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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